Exhibit 99.1

Bristol-Myers Squibb Reports First Quarter Financial Results

•	Increases First Quarter Revenues 14% to $5.9 Billion

•	Posts First Quarter GAAP EPS of $1.04 and Non-GAAP EPS of $1.10

•	Announces Shareholder Approval of Celgene Acquisition

•	Presents Important New Data at American Association for Cancer Research and American College of Cardiology Annual Meetings

•	Reaffirms Non-GAAP EPS Guidance Range of $4.10-$4.20 and Increases GAAP EPS Guidance Range to $3.84-$3.94

(NEW YORK, April 25, 2019) - Bristol-Myers Squibb Company (NYSE:BMY) today reported results for the first quarter of 2019 which were highlighted by strong demand for Opdivo (nivolumab) and Eliquis (apixaban) and a robust operating performance across the portfolio.

“We had a very good first quarter during which the company remained focused on delivering strong sales growth of our prioritized brands and continuing to advance the science in our disease areas of focus,” said Giovanni Caforio, M.D., chairman and chief executive officer, Bristol-Myers Squibb. “We also achieved approval from Bristol-Myers Squibb and Celgene shareholders to move forward with the acquisition. Looking forward, we are focused on our integration planning with Celgene and creating a leading biopharma company, with potential first-in- and best-in-class medicines, to address the unmet needs of our patients and create long-term substantial growth.”

	First Quarter
$ amounts in millions, except per share amounts
	2019	2018	Change
Total Revenues	$5,920	$5,193	14%
GAAP Diluted EPS	1.04	0.91	14%
Non-GAAP Diluted EPS	1.10	0.94	17%

FIRST QUARTER FINANCIAL RESULTS

•	Bristol-Myers Squibb posted first quarter 2019 revenues of $5.9 billion, an increase of 14% compared to the same period a year ago. Revenues increased 18% when adjusted for foreign exchange impact.

•
U.S. revenues increased 24% to $3.4 billion in the quarter compared to the same period a year ago. International revenues increased 2%. When adjusted for foreign exchange impact, international revenues increased 10%.

•	Gross margin as a percentage of revenue decreased from 69.5% to 68.9% in the quarter primarily due to product mix and higher excise tax, partially offset by favorable foreign exchange.

•	Marketing, selling and administrative expenses increased 3% to $1.0 billion in the quarter.

•	Research and development expenses increased 8% to $1.4 billion in the quarter.

•	The effective tax rate was 13.3% in the quarter, compared to 16.0% in the first quarter last year.

•
The company reported net earnings attributable to Bristol-Myers Squibb of $1.7 billion, or $1.04 per share, in the first quarter, compared to net earnings of $1.5 billion, or $0.91 per share, for the same period in 2018. The results for the first quarter of 2019 include $187 million of Celgene-related acquisition and integration expenses.

•
The company reported non-GAAP net earnings attributable to Bristol-Myers Squibb of $1.8 billion, or $1.10 per share, in the first quarter, compared to net earnings of $1.5 billion, or $0.94 per share, for the same period in 2018. An overview of specified items is discussed under the “Use of Non-GAAP Financial Information” section.

•	Cash, cash equivalents and marketable securities were $10.0 billion, with a net cash position of $4.0 billion, as of March 31, 2019.

ACQUISITION OF CELGENE CORPORATION

In April, the company announced its shareholders voted to approve the company’s pending acquisition of Celgene Corporation. The company continues to expect to close the acquisition in the third quarter. (link)

FIRST QUARTER PRODUCT AND PIPELINE UPDATE
Product Sales/Business Highlights
Global revenues for the first quarter of 2019, compared to the first quarter of 2018, were driven by:

•	Eliquis, which grew by $419 million or 28% increase

•	Opdivo, which grew by $290 million or 19% increase

•	Yervoy, which grew by $135 million or 54% increase

•	Orencia, which grew by 8%

•	Sprycel, which grew by 5%

Opdivo
Clinical

•
The company today announced topline results from the Phase 2 CheckMate -714 trial evaluating Opdivo versus Opdivo plus Yervoy (ipilimumab) in patients with recurrent or metastatic squamous cell carcinoma of the head and neck. The study did not meet its primary endpoints.

•
In April, at the American Association for Cancer Research Annual Meeting 2019, the company announced four-year survival results from pooled analyses of four studies (CheckMate -017, -057, -063 and -003) in patients with previously-treated advanced non-small cell lung cancer who were treated with Opdivo. (link)

•	In February, at the American Society of Clinical Oncology 2019 Genitourinary Cancers Symposium, the company announced new data and analysis from studies evaluating Opdivo plus Yervoy:

◦	CheckMate -650: Results from the Phase 2 study evaluating Opdivo in combination with Yervoy in patients with metastatic castration-resistant prostate cancer. (link)

◦	CheckMate -214: Results from the Phase 3 study evaluating Opdivo plus low-dose Yervoy in patients with previously untreated advanced or metastatic renal cell carcinoma. (link)
Eliquis
Clinical

•
In March, at the American College of Cardiology’s 68th Annual Scientific Session 2019, the company and its alliance partner Pfizer announced results from the Phase 4 AUGUSTUS trial evaluating Eliquis versus vitamin K antagonists in patients with non-valvular atrial fibrillation and recent acute coronary syndrome and/or undergoing percutaneous coronary intervention. The data was simultaneously published in the New England Journal of Medicine. (link)

Sprycel
Regulatory

•
In February, the company announced the European Commission approved Sprycel (dasatinib) in combination with chemotherapy for the treatment of pediatric patients with newly diagnosed Philadelphia chromosome-positive acute lymphoblastic leukemia.

2019 FINANCIAL GUIDANCE

Bristol-Myers Squibb is increasing its 2019 GAAP EPS guidance range to $3.84 - $3.94 and confirming its non-GAAP EPS guidance range of $4.10 - $4.20. Both GAAP and non-GAAP guidance assume current exchange rates. Key 2019 GAAP and non-GAAP line-item guidance assumptions are:

•	Worldwide revenues increasing in the mid-single digits.

•	Gross margin as a percentage of revenue to be approximately 70% for both GAAP and non-GAAP.

•	Marketing, selling and administrative expenses decreasing in the mid-single digit range for both GAAP and non-GAAP.

•	Research and development expenses decreasing in the high-single digits for GAAP and increasing in the high-single digits for non-GAAP.

•	An effective tax rate of approximately 14% for GAAP and approximately 16% for non-GAAP.

The financial guidance for 2019 excludes the impact of any potential future strategic acquisitions and divestitures, including any impact of the Celgene acquisition other than expenses incurred in the first quarter of 2019, and any specified items that have not yet been identified and quantified. The non-GAAP 2019 guidance also excludes other specified items as discussed under “Use of Non-GAAP Financial Information.” Details reconciling adjusted non-GAAP amounts with the amounts reflecting specified items are provided in supplemental materials available on the company’s website.

Guidance inclusive of the Celgene acquisition will be provided after the close of the transaction. The company’s previously announced sale of the UPSA consumer health business to Taisho Pharmaceutical Holdings Co., Ltd. for $1.6 billion is anticipated to be completed in July 2019.

Use of Non-GAAP Financial Information

This earnings release contains non-GAAP financial measures, including non-GAAP earnings and related EPS information, that are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. These items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods, including acquisition and integration expenses, restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, R&D charges or other income resulting from up-front or contingent milestone payments in connection with the acquisition or licensing of third-party intellectual property rights, divestiture gains or losses, pension, legal and other contractual settlement charges and debt redemption gains or losses, among other items. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates. Non-GAAP information is intended to portray the results of the company’s baseline performance, supplement or enhance management, analysts and investors overall understanding of the company’s underlying financial performance and facilitate comparisons among current, past and future periods. For example, non-GAAP earnings and EPS information is an indication of the company’s baseline performance before items that are considered by us to not be reflective of the company’s ongoing results. In addition, this information is among the primary indicators that we use as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting for future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted EPS prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted.

Company and Conference Call Information

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook. For more information about Bristol-Myers Squibb's proposed acquisition of Celgene, please visit https://bestofbiopharma.com.

There will be a conference call on April 25, 2019 at 10:30 a.m. ET during which company executives will review financial information and address inquiries from investors and analysts. Investors and the general public are invited to listen to a live webcast of the call at http://investor.bms.com or by calling the U.S. toll free 888-254-3590 or international 720-543-0302, confirmation code: 7211894. Materials related to the call will be available at the same website prior to the conference call. A replay of the call will be available beginning at 1:45 p.m. ET on April 25, 2019 through 1:45 p.m. ET on May 9, 2019. The replay will also be available through http://investor.bms.com or by calling the U.S. toll free 888-254-3590 or international 720-543-0302, confirmation code: 7211894.

For more information, contact: Media: Priyanka Shah, 609-252-7956, priyanka.shah1@bms.com;
Investor Relations: John Elicker, 609-252-4611, john.elicker@bms.com or Tim Power, 609-252-7509, timothy.power@bms.com

Website Information

We routinely post important information for investors on our website, BMS.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

Cautionary Statement Regarding Forward-Looking Statements

This earnings release and the related attachments (as well as the oral statements made with respect to information contained in this release and the attachments) contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, the company’s ability to execute successfully its strategic plans, including its business development strategy generally and in relation to its ability to complete the financing transactions in connection with and to realize the projected benefits of the company’s pending acquisition of Celgene, the expiration of patents or data protection on certain products, including assumptions about the company’s ability to retain patent exclusivity of certain products and the impact, and result of governmental investigations. No forward-looking statement can be guaranteed, including that the company’s future clinical studies will support the data described in this release, product candidates will receive necessary clinical and manufacturing regulatory approvals, pipeline products will prove to be commercially successful, clinical and manufacturing regulatory approvals will be sought or obtained within currently expected timeframes or contractual milestones will be achieved.

Such forward-looking statements are based on historical performance and current expectations and projections about the company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, and could cause the company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to, challenges inherent in new product development, including obtaining and maintaining regulatory approval; competitive developments affecting current products; difficulties and delays in product introduction and commercialization; industry competition from other manufacturers; the company’s ability to obtain and protect market exclusivity rights and enforce patents and other intellectual property rights; the risk of an adverse patent litigation decision or settlement and exposure to other litigation and/or regulatory actions; pricing controls and pressures (including changes in rules and practices of managed care organizations and institutional and governmental purchasers); the impact of any U.S. healthcare reform and legislation or regulatory action in the U.S. and markets outside the U.S. affecting pharmaceutical product pricing, reimbursement or access; changes in tax law and regulations, including the impact of the Tax Cuts and Jobs Act of 2017 and related guidance; any significant issues that may arise related to the company’s joint ventures and other third-party business arrangements; the company’s ability to execute its financial, strategic and operational plans or initiatives; the ability to attract and retain key personnel; the company’s ability to identify potential strategic acquisitions or transactions and successfully realize the expected benefits of such transactions, including with respect to the proposed acquisition of Celgene; the conditions to closing the Celgene transaction will be satisfied and, if the transaction closes, the company’s ability to successfully integrate Celgene, manage the impact of the company’s increased indebtedness, achieve anticipated synergies and effectively address any risks that Celgene currently faces, including the loss of patent protection for any of its commercialized products and the failure to obtain approvals for its pipeline products; difficulties or delays in manufacturing, distribution or sale of products, including without limitation, interruptions caused by damage to the company’s and the company’s suppliers’ manufacturing sites; regulatory decisions impacting labeling, manufacturing processes and/or other matters; the impact on the company’s competitive position from counterfeit or unregistered versions of its products or stolen products; the adverse impact of cyber-attacks on the company’s information systems or products, including unauthorized disclosure of trade secrets or other confidential data stored in the company’s information systems and networks; political and financial instability of international economies and sovereign risk; and issuance of new or revised accounting standards.

Forward-looking statements in this earnings release should be evaluated together with the many uncertainties that affect the company’s business, particularly those identified in the cautionary factors discussion in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by the company’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by federal securities law, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUE
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(Unaudited, dollars in millions)

	Worldwide Revenues			U.S. Revenues
	2019	2018	% Change	2019	2018	% Change
Three Months Ended March 31,
Prioritized Brands
Opdivo	$1,801	$1,511	19%	$1,124	$938	20%
Eliquis	1,925	1,506	28%	1,206	885	36%
Orencia	640	593	8%	449	385	17%
Sprycel	459	438	5%	240	214	12%
Yervoy	384	249	54%	275	162	70%
Empliciti	83	55	51%	58	37	57%

Established Brands
Baraclude	141	225	(37)%	7	10	(30)%
Other Brands(a)	487	616	(21)%	90	147	(39)%

Total	$5,920	$5,193	14%	$3,449	$2,778	24%

(a)	Includes Sustiva, Reyataz, Daklinza and all other products that have lost exclusivity in major markets, over-the-counter brands and royalty revenue.

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended March 31,
	2019	2018
Net product sales	$5,713	$4,972
Alliance and other revenues	207	221
Total Revenues	5,920	5,193

Cost of products sold	1,844	1,584
Marketing, selling and administrative	1,006	980
Research and development	1,351	1,250
Other income (net)	(260)	(400)
Total Expenses	3,941	3,414

Earnings Before Income Taxes	1,979	1,779
Provision for Income Taxes	264	284

Net Earnings	1,715	1,495
Net Earnings Attributable to Noncontrolling Interest	5	9
Net Earnings Attributable to BMS	$1,710	$1,486

Average Common Shares Outstanding:
Basic	1,634	1,633
Diluted	1,637	1,640

Earnings per Common Share
Basic	$1.05	$0.91
Diluted	1.04	0.91

Other income (net)
Interest expense	$45	$46
Investment income	(56)	(36)
Equity investment gains	(175)	(15)
Provision for restructuring	12	20
Acquisition and integration expenses	187	—
Litigation and other settlements	1	—
Equity in net income of affiliates	—	(24)
Divestiture gains	—	(45)
Royalties and licensing income	(308)	(367)
Transition and other service fees	(2)	(4)
Pension and postretirement	44	(11)
Intangible asset impairment	—	64
Other	(8)	(28)
Other income (net)	$(260)	$(400)

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(Unaudited, dollars in millions)

	Three Months Ended March 31,
	2019	2018
Impairment charges	$—	$10
Accelerated depreciation and other shutdown costs	12	3
Cost of products sold	12	13

Marketing, selling and administrative	1	1

License and asset acquisition charges	—	60
IPRD impairments	32	—
Site exit costs and other	19	20
Research and development	51	80

Equity investment gains	(175)	(15)
Provision for restructuring	12	20
Acquisition and integration expenses	187	—
Divestiture gains	—	(43)
Royalties and licensing income	—	(50)
Pension and postretirement	49	31
Intangible asset impairment	—	64
Other income (net)	73	7

Increase to pretax income	137	101

Income taxes on specified items	(43)	(8)
Income taxes attributed to U.S. tax reform	—	(32)
Income taxes	(43)	(40)

Increase to net earnings	$94	$61

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(Unaudited, dollars in millions)

	Three Months Ended March 31, 2019
	GAAP	Specified Items(a)	Non- GAAP
Gross Profit	$4,076	$12	$4,088
Marketing, selling and administrative	1,006	(1)	1,005
Research and development	1,351	(51)	1,300
Other income (net)	(260)	(73)	(333)
Earnings Before Income Taxes	1,979	137	2,116
Provision for Income Taxes	264	(43)	307
Noncontrolling interest	5	—	5

Net Earnings Attributable to BMS used for Diluted EPS Calculation	$1,710	$94	$1,804

Average Common Shares Outstanding - Diluted	1,637	1,637	1,637
Diluted Earnings Per Share	$1.04	$0.06	$1.10

Effective Tax Rate	13.3%	1.2%	14.5%

	Three Months Ended March 31, 2018
	GAAP	Specified Items(a)	Non- GAAP
Gross Profit	$3,609	$13	$3,622
Marketing, selling and administrative	980	(1)	979
Research and development	1,250	(80)	1,170
Other income (net)	(400)	(7)	(407)
Earnings Before Income Taxes	1,779	101	1,880
Provision for Income Taxes	284	(40)	324
Noncontrolling interest	9	—	9

Net Earnings Attributable to BMS used for Diluted EPS Calculation	$1,486	$61	$1,547

Average Common Shares Outstanding - Diluted	1,640	1,640	1,640
Diluted Earnings Per Share	$0.91	$0.03	$0.94

Effective Tax Rate	16.0%	1.2%	17.2%

(a)	Refer to the Specified Items schedule for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.

BRISTOL-MYERS SQUIBB COMPANY
NET CASH/(DEBT) CALCULATION
AS OF MARCH 31, 2019 AND DECEMBER 31, 2018
(Unaudited, dollars in millions)

	March 31, 2019	December 31, 2018
Cash and cash equivalents	$7,335	$6,911
Marketable securities - current	1,429	1,973
Marketable securities - non-current	1,233	1,775
Cash, cash equivalents and marketable securities	9,997	10,659
Short-term debt obligations	(381)	(1,703)
Long-term debt	(5,635)	(5,646)
Net cash position	$3,981	$3,310